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                                                                 Exhibit (16)(c)
THE GALAXY FUND (TAX-EXEMPT FUND)

SEC 30-DAY YIELD - PERIOD ENDING OCTOBER 31, 1992



     Formula used in calculating SEC 30-day yield for the Tax-Exempt Fund:

     YIELD = 2*[((a-b)/(c*d)+1)^6-1]


     Where:

          a = dividends and interest earned during the period b = expenses accrued for the period (net of reimbursements) c = the average daily number of units outstanding during
                October 1-31, 1992
          d  =  the maximum offering price per unit on October 31, 1992


     For the 30-day period ending October 31, 1992, these variables were as follows for the Tax-Exempt Fund:

                    a    =                         427,161.24
                    b    =                         102,823.51
                    c    =                   229,572,958.9073
                    d    =                               1.00

     Thus, the 30-Day Yield computed to                                  1.70%
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